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                                                                     EXHIBIT 1.1

                             2,500,000 COMMON SHARES

                             TARPON INDUSTRIES, INC.

                         FORM OF UNDERWRITING AGREEMENT

                                                               January ___, 2005
                                                              New York, New York

JOSEPH GUNNAR & CO., LLC
30 Broad Street, 11th Fl.
New York, NY  10004

Ladies and Gentlemen:

            Tarpon Industries, Inc., a Michigan corporation (together with its subsidiaries, and the Haines Road business to be acquired, the "Company" except where indicated to the contrary), hereby confirms its agreement with Joseph Gunnar & Co., LLC (the "Representative") and with the other members of the underwriting group named on Schedule A hereto (the "Members" and, together with the Representative, the "Underwriters") with respect to the sale by the Company, and the purchase by the Underwriters (the "Offering"), of 2,500,000 shares of the Company's common shares, no par value per share ("Common Stock"), as more specifically set forth on Schedule A hereto. Such shares are hereinafter referred to as the "Firm Securities." Upon your request, as provided in Section 2(b) of this Agreement, the Company shall also issue and sell to the Underwriters up to an additional 375,000 shares of Common Stock solely for the purpose of covering over-allotments, if any. Such additional shares of Common Stock are hereinafter referred to as the "Option Securities." The Firm Securities and the Option Securities, if purchased, are hereinafter referred to as the "Underwritten Securities."

      1. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof, as follows (the term "to the Company's knowledge" means the knowledge of senior management after due and diligent inquiry):

            (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and amendments thereto, on Form S-1 (File No. 333-120117, including the related preliminary prospectus dated November 1, 2004 and any subsequent preliminary prospectus subject to completion (a "Preliminary Prospectus"), for the registration of the Underwritten Securities, under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement and amendments have been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the "Regulations") of the Commission thereunder. The Company has complied with the conditions for the use of Form S-1. The Company will promptly file a further amendment to said registration statement in the form heretofore delivered to the Representative and will not file any other amendment thereto to which

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the Representative shall reasonably have objected in writing after having been furnished with a draft copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time that the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430(A) of the Regulations), is hereinafter called the "Registration Statement," and the form of prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is hereinafter called the "Prospectus." The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) of the Regulations for the purpose of registering certain additional securities, which registration shall be effective upon filing with the Commission. For purposes hereof, the "Rule 462 Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) of the Regulations, including the Registration Statement and any prospectus incorporated therein at the time such Registration Statement becomes effective. For purposes hereof, "Rules and Regulations" mean the rules and regulations adopted by the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

            (b) Neither the Commission nor, to the Company's knowledge, any state regulatory authority, has issued any order preventing or suspending the use of any Preliminary Prospectus, the Registration Statement or the Prospectus or any part of any thereof and no proceedings for a stop order suspending the effectiveness of the Registration Statement have been instituted or are pending or, to the Company's knowledge, threatened.

            (c) Each of the Registration Statement and the Prospectus, as amended, contain all statements required to be stated therein and comply with the requirements of the Securities Act and the Rules and Regulations, and none of the Registration Statement or the Prospectus, as amended, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in strict conformity with information furnished to the Company in writing by or on behalf of the Underwriters expressly for use in any Preliminary Prospectus, Registration Statement or the Prospectus or any amendment thereof or supplement thereto (the "Underwriters' Information"). The Company acknowledges that the Underwriters' Information shall include only the written information contained under the caption "Underwriting" in the Prospectus and on the front cover page of the Prospectus, and in no other location.

            (d) When the Registration Statement becomes effective and through the last to occur of (A) the Closing Date (as defined in Section 2(c)), (B) the Option Closing Date (as defined in Section 2(b)), if any, or (C) the last date the Prospectus is required to be delivered in connection with sales by the Underwriters or a dealer, the Registration Statement and the Prospectus will contain all statements required to be stated therein, and will comply in all respects with the requirements of the Securities Act and the Rules and Regulations. Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were

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made, not misleading; provided, however, that this representation and warranty does not apply to statements made or statements omitted in reliance upon and in strict conformity with the Underwriters' Information.

            (e) If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement has not been declared effective (i) the Company will file the Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Securities Act or the Commission has received payment of such filing fee.

            (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the condition (financial or otherwise), operations, business, prospects or results of operation of the Company (a "Material Adverse Effect").

            (g) The Company has all requisite corporate power and authority, and has obtained any and all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits (collectively, the "Approvals") of and from all governmental and regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental matters), to own or lease its properties and conduct its business as described in the Prospectus, except as otherwise described in the Prospectus and except where failure to have such Approvals would not have a Material Adverse Effect, the Company is and has been doing business in compliance, in all materials respects, with all such Approvals and all federal, state and local laws, rules and regulations, and the Company has not received any written notice of proceedings relating to the revocation or modification of any Approval. The disclosures in the Registration Statement concerning the effects of federal, state and local laws, rules and regulations on the Company's business as currently conducted are correct in all material respects and do not omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

            (h) The Company has the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus and will have the adjusted pro forma capitalization set forth therein on the Closing Date based upon the assumptions set forth therein. The Company is not a party to or otherwise bound by any instrument, agreement or other arrangement, including, but not limited to, any voting trust agreement, stockholders' agreement or other agreement or instrument, affecting the securities or rights or obligations of securityholders of the Company or providing for any of them to issue, sell, transfer or acquire any capital stock, rights, warrants, options or other securities of the Company, except as set forth or expressly contemplated in the Registration Statement and the Prospectus. The Underwritten Securities and all other securities issued or issuable pursuant to existing plans, agreements or arrangements relating to the issuance of securities or outstanding options, warrants, rights or other securities of the Company by the Company conform or, when issued and paid for, will conform, in all material respects, to all

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statements with respect thereto contained in the Registration Statement and the
Prospectus. All issued and outstanding securities of the Company have been offered and sold by the Company in compliance with or pursuant to exemptions from registration under the Securities Act and applicable state securities law, have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any securityholders of the Company or similar contractual rights granted by the Company. The Underwritten Securities have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable. The Underwriters' warrants (the "Warrants") have been duly authorized and, when issued, paid for and delivered in the manner contemplated by the warrant agreement (the "Warrant Agreement"), representing the same will be validly issued and outstanding obligations of the Company entitled to the benefits of the Warrant Agreement. The Warrant Shares issuable upon exercise of the Warrants will, assuming payment therefor or exchange therefor, as set forth in the Warrant Agreement, upon such issuances be duly authorized, validly issued, fully paid and non-assessable, and the Company has duly authorized and reserved for issuance the Warrant Shares. The Underwritten Securities and Warrant Shares are not and will not be subject to any preemptive or other similar rights of any stockholder of the Company under law or granted by the Company, under the law or granted by the Company; all corporate action required to be taken for the authorization, issue and sale of the Underwritten Securities and, in the case of Warrant Shares, reservation, has been duly and validly taken; and the certificates representing the Underwritten Securities will be in due and legally proper form. Upon the issuance and delivery pursuant to the terms of this Agreement of the Underwritten Securities to be sold by the Company hereunder, the Underwriters will acquire validly issued and non-assessable Underwritten Securities free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever (collectively, the "Liens").

            (i) The financial statements (the "Financial Statements"), including the related notes and schedules of the Company included in the Registration Statement and the Prospectus, as amended, fairly present in all material respects, the financial position, income, changes in cash flow, changes in shareholder's equity and the results of operations of the Company at the respective dates and for the respective periods to which they apply, and the as adjusted and pro-forma financial information included in the Registration Statement and the Prospectus, as amended, presents fairly and in all material respects, on a basis consistent with that of the Financial Statements, what the Company's as adjusted capitalization would have been for the periods and as of the date to which they apply after giving effect to the adjustments described therein, any quarterly adjustments and pro-forma assumptions. Except as disclosed in the Registration Statement and Prospectus, the Financial Statements have been prepared in conformity with United States generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. Except as disclosed in the Registration Statement and Prospectus, there has been no material adverse change or development involving a material adverse change, in the condition, financial or otherwise, or in the financial position, prospects, operation, business or results of operations of the Company taken as a whole, whether or not arising in the ordinary course of business, since the latest date of, or period covered by, the Financial Statements; the outstanding debt, the property, both tangible and intangible, and the business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus, as amended, and

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the Prospectus. Historical financial information set forth in the Prospectus under the headings "Summary Financial Information," "Selected Historical and Pro Forma Financial Data," "Capitalization," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," fairly presents, in all material respects, on the bases stated in the Prospectus, the information set forth therein, which has been derived from or compiled on a basis consistent with that of the Financial Statements.

            (j) The Company (i) has timely filed all Federal, state, local and foreign tax returns that it was required to file through the date hereof or has timely requested extensions thereof, other than those filings being contested in good faith, and has timely paid all Federal, state, local and foreign taxes shown to be due on such returns for which it is liable and has timely furnished all information returns it was required to furnish; (ii) has established adequate reserves for such taxes that are not due and payable or that are being contested in good faith; and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

            (k) To its knowledge, the Company maintains with insurers of recognized financial responsibility insurance policies and surety bonds, including, but not limited to, general liability and property insurance, which insures the Company and its employees, against, to the knowledge of the Company, such losses and risks generally insured against by comparable businesses in amounts that are prudent and customary for its business. The Company has not (i) failed to give notice or present any insurance claim with respect to any matter, including, but not limited to, the Company's business, property or employees, under the insurance policy or surety bond in a due and timely manner; (ii) had any disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder; or
(iii) failed to comply with all conditions contained in such insurance policies and surety bonds wherein such failures or disputes would have a Material Adverse Effect. There are no facts or circumstances under any such insurance policy or surety bond that would relieve any insurer of its obligation to satisfy in full any valid claim of the Company.

            (l) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental matters), domestic or foreign, pending or, to the Company's knowledge, threatened against (or circumstances that may reasonably be expected to give rise to the same) or involving the Company, its properties or its business which (i) questions the validity of the capital stock of the Company, this Agreement, the Warrant Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or the Warrant Agreement; (ii) is required under the Securities Act to be disclosed in the Registration Statement that is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized; or (iii) except as disclosed in the Prospectus, is not in the ordinary course of the Company's business.

            (m) The Company has the corporate power and authority to authorize, issue, deliver and sell the Underwritten Securities, enter into this Agreement and the Warrant Agreement and to consummate the transactions provided for in such agreements. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes, and when the Company has duly executed and delivered the Warrant Agreement (assuming the due execution

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and delivery thereof by the Representative), the Warrant Agreement will constitute, a legal, valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its respective terms, except
(i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provisions may be limited under applicable laws or the public policies underlying such laws; and (iii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, (clauses (i), (ii) and (iii), being referred to collectively as the "Equitable Exceptions.") None of the Company's issue and sale of the Underwritten Securities, execution or delivery of this Agreement or the Warrant Agreement, its performance hereunder and thereunder, or its consummation of the transactions contemplated herein and therein conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any Lien upon any property or assets (tangible or intangible) of the Company pursuant to the terms of, (i) the certificate of incorporation or by-laws of the Company; (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other material agreement or instrument to which the Company is a party or is bound or to which its properties or assets (tangible or intangible) are subject, or any indebtedness; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

            (n) No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for performance by the Company of this Agreement and the Warrant Agreement and the transactions contemplated hereby and thereby, and a listing on the American Stock Exchange, except such as (i) have been obtained or
(ii) may be required under state securities or blue sky laws (iii) may be required under the Rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the Underwriter's purchase and distribution of the Underwritten Securities and the Underwriters' purchase of the Warrants.

            (o) All agreements or contracts or other documents or copies of executed agreements or contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party or by which the Company is currently bound or to which the Company's assets, properties or businesses are subject are in full force and effect, have been executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, subject only to the Equitable Exceptions. The descriptions in the Registration Statement of such agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by Form S-1, and there are no contracts or other documents that are required by the Securities Act to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required, and the exhibits that have been filed are complete and correct copies of the documents of which they purport to be copies, except for the

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omission of some exhibits and schedules, copies of which have been provided to the Representative.

            (p) Subsequent to the dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be set forth or contemplated herein or therein, the Company has not (i) issued any securities (ii) incurred any liability or obligation, direct or contingent, for borrowed money; (iii) entered into any transaction other than in the ordinary course of business; or (iii) declared or paid any dividend or made any other distribution on or with respect to its capital stock of any class, (vi) disposed of any assets, other than in the ordinary course, or (vi) created any liens on its assets, other than in the ordinary course and not for borrowed monies, and there has not been any material adverse change in or affecting the management, financial operations, prospects, or results of operations of the Company.

            (q) The Company is not in violation of its articles of incorporation or its by-laws and, except as disclosed in the Registration Statement and Prospectus, to the knowledge of the Company, no default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, installment sales agreement, lease, deed of trust, voting trust agreement, stockholders agreement, partnership agreement, note, loan or credit agreement, purchase order, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is otherwise bound or that otherwise affects the property (tangible or intangible) of the Company, other than immaterial defaults, a failure to make timely payment of the February, March and April 2004 bridge notes and matters between the Company and Charles Vanella as they relate to the Standard Federal loan agreement.

            (r) The Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no investigations pending or to the Company's knowledge threatened involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against either the Company pending before the National Labor Relations Board or any strike, picketing, boycott, slowdown or stoppage pending or, to the Company's knowledge, threatened against or involving the Company. Except as disclosed in the Prospectus, to the Company's knowledge, no union representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending or to the Company's knowledge threatened under any expired or existing collective bargaining agreement of the Company. No material labor dispute with the employees of the Company exists, or, to the Company's knowledge, is imminent.

            (s) Except as described in the Registration Statement and Prospectus, the Company does not maintain, sponsor or contribute to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan" ("ERISA Plans"), as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not maintain or

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contribute, now nor did at any previous time, to a defined benefit plan, as defined in Section 3(35) of ERISA. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all reporting, disclosure and other requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and ERISA, as they relate to any such ERISA Plan. Determination letters (if applicable) have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multiemployer plan."

            (t) Neither the Company nor, to the Company's knowledge, any of its employees, directors, stockholders, affiliates (within the meaning of the Rules and Regulations) of any of the foregoing, has taken, directly or indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

            (u) The Company owns or has the sufficient right to use, free and clear of all Liens, all patents, trademarks, service marks, trade secrets, trade names and copyrights, technology and licenses and rights used in the conduct of its business as now conducted or proposed to be conducted without infringement upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, other than immaterial infringements or immaterial adverse actions and, except as set forth in the Registration Statement and Prospectus, is not obligated or under any liability to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

            (v) The Company has taken all reasonable measures to protect the secrecy, confidentiality and value of its intellectual property.

            (w) The Company has good title to, or a valid and enforceable leasehold estate in, all items of real and personal property stated in the Registration Statement and Prospectus, as amended, as owned or leased by it free and clear of all Liens, other than those referred to in the Registration Statement and Prospectus and Liens for taxes not yet due and payable.

            (x) Grant Thornton LLP, whose reports are filed with the Commission as a part of the Registration Statement, are independent certified public accountants of the Company as required by the Securities Act and the Rules and Regulations.

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            (y) The Company has caused to be duly executed and delivered agreements, in such form as the Company and Representative have heretofore mutually agreed (collectively, the "Lock-up Agreements"), pursuant to which all of the shareholders and option holders, other than selling shareholders identified in the Registration Statement ("Lock-Up Parties") have agreed not to, directly or indirectly, to offer, sell, grant any option to purchase, pledge, hypothecate or otherwise dispose of any Common Stock or securities convertible into, exercisable or exchangeable for any shares of Common Stock for a period of one (1) year following the Closing Date without the prior written consent of the Representative, except for Permitted Transfers, as defined in the Lock-up Agreements.

            (z) Except as set forth in the Registration Statement and Prospectus, there are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee payable by the Company with respect to the sale of the Underwritten Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company, or to the Company's knowledge, its officers, directors, stockholders, employees or affiliates that will affect the Underwriter's compensation. Except as contemplated hereby, since the inception of the Company, no compensation has been paid by the Company to or on behalf of any member of the NASD, or any affiliate or employee thereof, in connection with any public offering by the Company of the Company's securities.

            (aa) The Underwritten Securities and Warrant Shares have been approved for trading, subject to official notice of issuance, on the Nasdaq SmallCap Market, and the Company has received no notice of any de-listing procedures.

            (bb) Neither the Company, nor, to the Company's knowledge, any of its officers, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who, to its knowledge, was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) that (i) subjects the Company or any other such person to any damage or penalty in any criminal or governmental litigation or proceeding (domestic or foreign). The Company's internal accounting controls are sufficient to enable the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

            (cc) Except as set forth in the Registration Statement and Prospectus, to the Company's knowledge, no officer, director or shareholder of the Company, or any affiliate or associate of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) a disclosable interest in any person or entity that (A) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services; or (ii) a disclosable beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the Registration Statement and Prospectus, under "Related Party Transactions," or "Compensation Committee Interlocks and Insider Participation," there are no

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agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director or stockholder of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities required to be disclosed therein that have not been thus disclosed.

            (dd) The minute books of the Company have been made available to the Representative and its counsel (the "Representative's Counsel"), and contain a summary of meetings and actions of the directors and shareholders of the Company since the time of its incorporation.

            (ee) Except and to the extent described in the Registration Statement and Prospectus, or unless waived, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company, have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Securities Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company, except for anti-dilution rights under the Company's Stock Option Plan, and except for anti-dilution and registration rights in the warrants presently outstanding and described in the Prospectus, and the warrants being issued to the Underwriters.

            (ff) Except as described in the Registration Statement and Prospectus, to the Company's knowledge there is no bankruptcy, labor disturbance or other event affecting any of supplier or customer representing 10% or more of purchases or sales of either EWCO or Haines Road.

            (gg) The Company is not liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law ("Environmental Laws"). Except as set forth in the Registration Statement and Prospectus, the Company is in compliance in all materials respects with all applicable existing Environmental Laws. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended; (iii) any petroleum or petroleum product; (iv) any polychlorinated biphenyl; and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Laws. Except as described in the Registration Statement and Prospectus: (i) there has been no storage, disposal, generation, transportation, handling or treatment of Hazardous Material by the Company (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that require remedial action that has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; and (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property by the Company of any Hazardous Materials.

            (hh) The Company is not an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an

"investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            (ii) None of the proceeds of the sale of the Underwritten Securities or Warrants will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Underwritten Securities or Warrants to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Board of Governors of the Federal Reserve Board.

      2. Purchase by the Underwriters; Delivery and Payment.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters severally agree to purchase from the Company, 2,500,000 shares of Common Stock, in the aggregate, at the initial public offering price set forth in the Prospectus less discounts and commissions of seven (7%) percent of the public offering price.

            (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase all or any part of an additional 375,000 shares of Common Stock at the initial public offering price, less the underwriting discounts and commissions as set forth on the cover page of the Prospectus. The option granted hereby will expire 30 days after (i) the date that the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the Regulations, or (ii) the date of this Agreement if the Company has elected to rely upon Rule 430A under the Rules and Regulations (if such 30th day shall be a Saturday, Sunday or holiday, on the next day thereafter when the New York Stock Exchange is open for trading), and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Securities, upon notice in writing or by telephone (confirmed in writing) by the Representative to the Company setting forth the number of Option Securities as to which the Representative is then exercising the option and the time and date of payment and delivery for any such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to the Underwriters and subject to the terms and conditions herein set forth, the Underwriters severally shall become obligated to purchase from the Company that number of Option Securities then being purchased. Any such time and date of delivery (an "Option Closing Date") shall be determined by the Representative, but shall not be earlier than two nor later than five full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representative and the Company. The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. No Option Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

            (c) Payment of the purchase price for, and delivery of the certificates for, the Firm Securities shall be made at the offices of the Representative, 30 Broad Street, 11th Floor, New York, New York, or at such other place as shall be agreed upon by the Representative and the

Company. Such delivery and payment shall be made at 10:00 a.m. (New York City time) on January ___, 2005 or at such other time and date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Date"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company on each Option Closing Date as specified in the notice from the Representative to the Company. Delivery of the certificates for the Firm Securities and Option Securities, if any, shall be made to the Representative against payment by or on behalf of the Underwriters of the purchase price for the Firm Securities and the Option Securities, if any, by wire transfer, certified or official bank check or checks drawn upon or by a New York Clearing House Bank and payable in same-day funds to the order of the Company, such payment to be net of all amounts owed to the Underwriters under the terms of this Agreement up to and including such date of payment, including the underwriting discount, net non-accountable expenses and any additional amounts owed under Section 5 of this Agreement and such other amounts as the Company and Representative may agree. Certificates for the Underwritten Securities shall be in definitive, registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates for the Underwritten Securities shall be made available to the Representative at such office or such other place as the Representative may designate for inspection, checking and packaging at least one business day prior to the Closing Date or the relevant Option Closing Date, as the case may be. Notwithstanding the foregoing, the Underwritten Securities may be delivered via electronic transfer by the Depository Trust Company or an affiliate thereof.

            (d) On the Closing Date, the Company shall issue and sell to Representative or its designees and/or to officers of the Representative or its designees, Warrants to purchase an aggregate of 250,000 shares of Common Stock at a purchase price of $.001 per warrant. The Warrants shall be exercisable for a period of four years from the date of the Prospectus and shall not become exercisable until twelve (12) months from the date of the Prospectus at a price equal to 125% of the initial public offering price of the Underwritten Securities. The Warrant Agreement shall be substantially in the form filed as
Exhibit 1.2 to the Registration Statement. Payment for the Warrants shall be made by the Representative to or upon the order of the Company on the Closing Date.

      3. Public Offering of the Underwritten Securities. As soon after the effective time of the Registration Statement as the Representative deems advisable, the Underwriters shall make a public offering of the Underwritten Securities (other than to residents of any jurisdiction in which the qualification of the Underwritten Securities is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after the distribution of the Underwritten Securities has been completed to such extent as the Representative in its sole discretion deems advisable. The Representative may enter into one or more agreements as the Representative, in its sole discretion, deem advisable with one or more broker-dealers who shall act as selected dealers in connection with such public offering.

      4. Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriters as follows:

            (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto, if not effective at the time of execution of this Agreement, to become effective as promptly as practicable thereafter and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Securities Act or Exchange Act during any time that a prospectus relating to the Underwritten Securities is required to be delivered under the Securities Act of which the Representative and Representative's counsel shall not previously have been advised and furnished with a copy a reasonable period of time prior to its proposed filing, or to which the Representative shall have reasonably objected or which is not in compliance with the Securities Act, the Exchange Act or the Rules and Regulations.

            (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Representative and confirm the notice in writing or electronically, (i) when the Registration Statement, as amended, becomes effective and, if the provisions of Rule 430A promulgated under the Securities Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement relating to the offering of the Underwritten Securities becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose; (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Underwritten Securities for offering or sale in any jurisdiction or of the threat of any proceeding for that purpose; (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any stop or suspension order and if the Commission or any state securities commission authority shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly as possible, the lifting or withdrawal of such order or suspension.

            (c) The Company shall file the Prospectus (in form and substance satisfactory to the Representative) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable, pursuant to Rule 424(b)(4)) on or before the date that it is required to be filed under the Securities Act and the Regulations.

            (d) The Company shall, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, arrange for the qualification of the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may designate to permit the sales and dealings therein for as long as may be reasonably necessary to complete the distribution contemplated hereby and shall make such applications, file such documents and furnish such information as may reasonably be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation, subject itself to taxation or file a general consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

            (e) During the time when a Prospectus is required to be delivered under the Securities Act with respect to the Underwritten Securities, the Company shall comply with all requirements imposed upon it by the Securities Act and the Exchange Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Underwritten Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a Prospectus relating to the Underwritten Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Representative's counsel, the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act or the Rules and Regulations with respect to the offering of the Underwritten Securities, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement that corrects such statement or omission or effects such compliance, each such amendment or supplement to be satisfactory to Representative's Counsel, and the Company will furnish to, or at the direction of, the Representative copies of such amendment or supplement as soon as available and in such quantities as the Representative may request.

            (f) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the first day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is also the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Regulations, and to the Representative, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Securities Act and Rule 158(a) of the Regulations.

            (g) During the three-year period commencing on the date hereof, the Company will furnish to its shareholders (i) as soon as practicable, but in any event not later than the earlier of (A) 120 days after the last day of each annual fiscal period, or (B) the date required for filing of the same with the Securities and Exchange Commission under the Regulations its audited statements of operations, stockholders' equity and cash flows for such period and its audited balance sheet as of the end of such period as to which the Company's independent accountants have rendered an opinion; and (ii) make available to its shareholders, as soon as practicable, but in any event not later than 45 days after each of the first three quarterly fiscal periods, its unaudited statements of operations, and cash flows, for such period and its unaudited balance sheet as of the end of such period (or such earlier dates required by the Rules and Regulations.

   In addition, during the three-year period commencing on the date hereof, the Company will deliver to the Representative:

                  (1) concurrently with making such quarterly reports available to its shareholders, summary financial information of the Company;

                  (2) concurrently with furnishing such annual reports to its shareholders, a balance sheet of the Company at the end of the preceding fiscal year, together with statements of operations, shareholders' equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of the Company's independent certified public accountants;

                  (3) as soon as they are available, copies of all reports (financial or other) made available by the Company to any person who is not an employee of, or consultant to, the Company;

                  (4) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD and/or any securities exchange;

                  (5) within a reasonable amount of time prior to its release, every press release and every material news item or article of interest to the financial community with respect to the Company or its affairs which is being prepared by or on behalf of the Company; provided, however, that the Representative will keep such information confidential and will not use or disclose any such information prior to its release and will comply with all applicable securities law requirements in respect thereto, including Regulation F-D; and

                  (6) any additional information of a public nature concerning the Company (and any future subsidiaries) or its businesses which the Representative may reasonably request.

            The foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are required to be consolidated under GAAP, and will be accompanied by similar financial statements for any subsidiary that is not so consolidated.

            (h) The Company will maintain a transfer agent for the Common Stock reasonably satisfactory to the Representative.

            (i) The Company will furnish to the Representative or on the Representative's order, without charge, at such place as the Representative may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (one of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Representative may reasonably request.

            (j) On or before the effective date of the Registration Statement, the Company shall provide the Representative with true copies of the Lock-up Agreements duly executed and delivered by the Lock-Up Parties.

            (k) Neither the Company, nor any of its officers, directors, nor any of their respective affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

            (l) The Company shall apply the net proceeds from the sale of the Shares substantially in the manner, and subject to the conditions, set forth under "Use of Proceeds" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

            (m) The Company shall, until at least December 31, 2007, timely file all such reports, forms or other documents as may be required from time to time, under the Securities Act, the Exchange Act and the Rules and Regulations, and all such reports, forms and documents filed will materially comply as to form and substance with the applicable requirements under the Securities Act, the Exchange Act and the Rules and Regulations.

            (n) The Company shall furnish to the Representative as early as practicable prior to each of (1) the date hereof, (2) the Closing Date and (3) each Option Closing Date, if any, but no later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than 30 days prior to the date of the Registration Statement) that have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Section 6(j) hereof. The foregoing information shall be kept confidential by the Representative.

            (o) The Company shall use its reasonable best efforts to maintain the Nasdaq SmallCap listing of the Common Stock.

            (p) For a period of two years from the Closing Date, the Company shall cause to be furnished to the Representative directly from the Company's transfer agent, at the Company's sole expense, consolidated transfer sheets relating to the Common Stock. Such consolidated transfer sheets shall be furnished to the Representative daily on a daily basis for 60 days following the Closing Date, and on a weekly basis beginning on the 61st day following the Closing Date.

            (q) Within 30 days after the effective date of the Registration Statement the Company shall, take all necessary and appropriate actions to be included in Standard and Poor's Corporation descriptions and endeavor to continue such inclusion for a period of not less than five years from the effective date of the Registration Statement.

            (r) Except as contemplated by the Warrant Agreement, without the consent of the Representative, the Company hereby agrees that it will not for a period of one (1) year from the effective date of the Registration Statement, adopt or propose to adopt any employee, officer, director, consultant or similar compensation plan or arrangement permitting (i) the grant, issue, sale or entry into any agreement to grant, issue or sell any option, warrant or other contract right at an exercise price that is less than the fair market value on the date of grant or sale; (ii) the maximum number of shares of Common Stock or other securities of the Company purchasable at any time pursuant to options or warrants issued by the Company to exceed 1,000,000 shares; (iii) the payment for such securities with any form of consideration other than cash; or
(iv) the existence of stock appreciation rights, phantom options or similar arrangements.

            (s) Until the completion of the distribution of the Underwritten Securities, the Company shall not without the prior written consent of the Representative and Representative's Counsel, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the Offering, other than releases that have been approved by Representative's counsel in advance thereof.

            (t) For a period equal to the lesser of (i) seven years from the date hereof and (ii) the resale to the public of the Warrant Shares, the Company will not take any action or actions that would prevent or disqualify the use by the Company of Form S-1 or Form S-3 (or other appropriate forms) for the registration of the Warrant Shares under the Securities Act.

            (u) For a period of two years following the Closing Date, the Company will permit a designee of the Representative to observe meetings of the Company's board of directors and shall provide to such designee, at the same time provided to the members of the Company's Board of Directors, all notices, minutes, documents, information and other materials generally provided to the members of the Company's Board of Directors; provided, however, that such designee of the Representative will agree in writing to be bound by such duties of confidentiality, care and loyalty as if he were a member of the Company's Board of Directors. The Company will reimburse the designee directly for reasonable out-of-pocket expenses incurred in attending board meetings, including, but not limited to, expenses for food, transportation and lodging, and shall pay that designee the same cash attendance fee (if any) that the Company pays to its outside directors. During such two-year period, the Company will hold no less than one formal, in person meetings of its board of directors each calendar quarter.

            (v) Prior to the 90th day after the Closing Date, the Company will provide the Representative and its designees with five sets of bound volumes of the transaction documents relating to the Offering, in form and substance reasonably satisfactory to the Representative and its counsel.

            (w) Prior to the Closing Date, the Company will deliver to the Representative a reasonably detailed budget covering the period from the Closing Date to December 31, 2005. In addition, during each of the next two succeeding fiscal years, the Company will provide to the Representative, not less than 45 days prior to the beginning of such fiscal year, a reasonably detailed budget covering such fiscal year approved by the Board of Directors. Within 45 days after each quarter of each budget period, the Company will provide the Representative with actual results compared to budget, with variances.

            (x) The Company will not change auditors for two (2) years from the date hereof, other than to a "big four" without the consent of the Representative.

      5. Payment of Expenses and Other Fees.

            (a) The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date if any (to the extent not payable prior to the Closing
Date) all expenses and fees (other than fees of Representative's counsel, except as provided in clause (v) below) incident to the performance of the obligations of the Company under this Agreement and the Warrant Agreement, including, but not limited to, (i) the fees and expenses of accountants and counsel for the Company; (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, (including mailing and handling charges) filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Selected Dealer Agreements, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Representative and such dealers as the Representative may reasonably request in connection with the offering of the Underwritten Securities; (iii) the printing, engraving, issuance and delivery of the Underwritten Securities, including, but not limited to, (A) the purchase from the Company of the Underwritten Securities by the Underwriters, (B) the purchase from the Company of the Warrants by the Underwriters, (C) the consummation by the Company of any of its obligations under this Agreement and the Warrant Agreement and (D) the resale of the Underwritten Securities by the Underwriters in connection with the distribution contemplated hereby; (iv) any qualification of the Underwritten Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum" and the "Supplemental Blue Sky Memorandum," and the reasonable fees and disbursements of counsel incurred in connection therewith; (v) the fees and expenses of Representative's counsel in accordance with a separate retainer agreement, up to $75,000 plus out-of-pocket expenses; (vi) reasonable advertising costs and expenses, including, but not limited to, costs and expenses in connection with the "road show," information the reasonable meetings and presentations (including reasonable travel and hotel expenses of the Representative), up to five copies of bound volumes, prospectus memorabilia and expenses relating to "tomb-stone" advertisements; (vii) reasonable costs and expenses in connection with due diligence investigations by the Company, including, but not limited to, the reasonable fees of any independent counsel or consultant retained by the Company; (viii) reasonable fees and expenses of the transfer agent and registrar; (ix) the fees payable to the Commission, the NASD and state securities regulators; and (x) the fees and expenses incurred in connection with the inclusion of the Underwritten Securities and Warrant Shares on the Nasdaq SmallCap Market.

            (b) The Company agrees that, in addition to the expenses payable pursuant to Section 5(a), it will pay to the Representative on the Closing Date, by certified or bank cashier's check or, at the Representative's election, by deduction from the proceeds of the Offering, a non-accountable expense allowance equal to 3% of the gross proceeds from the sale of the Firm Securities, net of $25,000 that has already been paid by the Company. In the event the Representative elects to exercise the over-allotment option, the Company further agrees to pay to the Representative, on each Option Closing Date, by certified or bank cashier's check or, at the Representative's election, by deduction from the proceeds of the Offering, a non-accountable expense allowance equal to 3% of the gross proceeds from the sale of the Option Securities on such Option Closing Date.

            (c) The Company agrees that all payments and reimbursements due pursuant to this Section 5 will be promptly and fully made. If the Company shall fail to promptly and fully pay all amounts due pursuant to this Section 5, the Company shall be liable to the Representative for all attorneys' fees and costs incurred in connection with the collection of such amounts.

            (d) The Company agrees to sell to the Representative or its designees, for nominal consideration, warrants (the "Warrants") pursuant to a warrant agreement (the "Warrant Agreement") for the purchase, during the period commencing one year after the date of the Prospectus (as defined below) and expiring on the fourth anniversary of the date of the Prospectus, of 250,000 shares of Common Stock, subject to adjustment as provided in the Warrant Agreement (the "Warrant Shares"), at an initial exercise price of $6.25 per share, subject to adjustment as provided in the Warrant Agreement.

      6. Conditions to the Underwriters' Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date and, with respect to the purchase and sale of the Option Securities only, as of each Option Closing Date, if any, as if they had been made on and as of such Closing Date and such Option Closing Date, as the case may be; the accuracy on and as of the Closing Date or Option Closing Date, if any, of the statements of the officers of the Company made on certificates delivered pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and, with respect to the purchase and sale of the Option Securities only, each Option Closing Date, if any, of its covenants and obligations hereunder and to the following further conditions:

            (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date hereof or such later date and time as shall be approved in writing by the Representative, in its sole discretion and, at the Closing Date and, with respect to the purchase and sale of the Option Securities only, each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Representative's Counsel. If the Company has elected to rely upon Rule 430A of the Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Regulations.

            (b) No order suspending the sale of the Underwritten Securities in any jurisdiction shall have been issued on either the Closing Date or, with respect to the purchase and sale of the Option Securities only, the relevant Option Closing Date, if any, and no proceedings for that purpose shall have been instituted or shall be threatened.

            (c) On the Closing Date, the Representative shall have received the opinion of Honigman Miller Schwartz and Cohn LLP, counsel to the Company (the "Company's Counsel"), dated the Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to Representative's Counsel, substantially to the effect that:

                  (1) Tarpon Industries, Inc. ("Tarpon") (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan; and (B) has the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. Based solely on a certificate of officers of Tarpon, Eugene Welding Co. ("EWCO"), and BST Acquisition, Ltd. ("BST") (the "Certificate") and the results of an inquiry circulated to the partners of such firm, such firm confirms to the Representative that, to such firm's Actual Knowledge, at the date of this opinion letter, there is no action or proceeding pending before any court, governmental agency or arbitrator, or overtly threatened in writing against Tarpon, EWCO, Steelbank or Haines Road that seeks to enjoin the performance or affect the enforceability of this Agreement or the issuance and sale of shares of Common Stock hereunder; [The opinions in 1(A) and (B) above shall be given as well for each subsidiary of Tarpon Industries, Inc., and insofar at the subsidiaries are formed under the laws of Canada or its provinces, an opinion of Canadian counsel acceptable to the Representative may be substituted therefor.]

                  (2) the authorized capital stock of Tarpon is as set forth in the Prospectus under the caption "Capitalization". The description of Tarpon's common shares, and the other statements in the Prospectus, under the caption "Description of Securities" in the Prospectus, to the extent that they constitute statements of law, descriptions of statutes, rules or regulations or legal conclusions, conform in all material respects to the terms of the Tarpon's common shares contained in Tarpon's Restated Articles of Incorporation (the "Articles") and fairly present in all material respects the matters referred to in such statements. All issued and outstanding common shares of Tarpon have been duly authorized and validly issued and are fully paid and non-assessable. To such counsel's Actual Knowledge, none of such common shares was issued in violation of preemptive rights arising under the Michigan Business Corporation Act, as amended, the Articles, Tarpon's bylaws or any agreement listed as an Exhibit to the Registration Statement (the "Exhibits"). The Underwritten Securities to be sold by the Company hereunder and the Warrant Shares, to such Counsel's Actual Knowledge, are not and will not be subject to any preemptive rights of any shareholder arising under the Michigan Business Corporation Act, as amended, the Articles, Tarpon's bylaws or any of the Exhibits, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable; all corporate action required to be taken by Tarpon for the authorization of the issuance and sale of the Underwritten Securities and Warrant Shares has been taken; the form of certificate used by Tarpon to represent its common shares complies in all material respects with any applicable requirement of Michigan law, the Articles and Tarpon's bylaws;

                  (3) the Registration Statement has become effective under the Securities Act, and, if applicable, filing of the Prospectus to include pricing information omitted from the Prospectus included in the Registration Statement as of the effective date has been made, and, to such counsel's Actual Knowledge,
(1) no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and (2) no proceedings for that purpose have been instituted, are pending or, are threatened by the Commission under the Securities Act;

                  (4) the Registration Statement, and the Prospectus and any amendments or supplements thereto (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complies as to form in all material respects with the requirements of the Securities Act and the Regulations;

                  (5) to such counsel's Actual Knowledge, there are no agreements, contracts or other documents required by the Securities Act to be described in the Registration Statement and the Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement and the Prospectus and filed as exhibits thereto;

                  (6) Tarpon has the corporate power and authority to enter into each of this Agreement and the Warrant Agreement and to perform its obligations thereunder, and the execution, delivery and performance by Tarpon of each of this Agreement and the Warrant Agreement have been duly authorized by all requisite corporate action by or on behalf of Tarpon, and such counsel shall confirm that this Agreement and the Warrant have been duly executed and delivered by Tarpon. Each of this Agreement and the Warrant Agreement, constitutes a legal, valid and binding agreement of Tarpon enforceable against Tarpon in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally, except that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act, as to which no opinion need be expressed; and none of Tarpon's execution or delivery of the Agreement and the Warrant Agreement, or its performance hereunder or thereunder, except as disclosed in the Prospectus, (A) violates the Articles or the bylaws (each, as amended) of Tarpon; (B) to our Actual Knowledge, results in the creation or imposition of any lien, pledge, or security interest upon any property or assets (tangible or intangible) of Tarpon or any subsidiary of Tarpon pursuant to the terms or provisions of, or constitutes or will constitute a breach of any of the express terms of, or constitutes or will constitute a default under the express terms of, any of the Exhibits; (C) violates a Michigan or federal statute, rule or regulation that, to such counsel's Actual Knowledge, is applicable to Tarpon where such violation would reasonably be expected to have a material adverse effect on the validity, performance or enforceability of any of the terms of the Agreement or the Warrant Agreement; or (D) based solely on the Certificate and the Inquiry, violate any of Tarpon's existing obligations under any judgment, decree or order of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters) applicable to Tarpon or any subsidiary, domestic or foreign, having jurisdiction over the Company or any of its respective activities or properties;

                  (7) no consent, approval, authorization or order of, and no filing with, any court, regulatory body, governmental agency or body (other than such as may be required under Blue Sky laws, or required from the NASD in regard to reasonable compensation of the Underwriters, as to which no opinion need be rendered) is required to be made or obtained by Tarpon for the issuance of the Underwritten Securities, the issuance of the Warrants and the Warrant Shares, the execution and delivery of the Registration Statement and the performance of this Agreement and the Warrant Agreement (except consents, approvals, authorizations or orders and filings that have been properly made or obtained);

                  (8) the Underwritten Securities and Warrant Shares have been accepted for quotation, subject to official notice of issuance, on the Nasdaq SmallCap Market;

                  (9) neither the execution and delivery by Tarpon of, nor the performance of its obligations under this Agreement and the Warrant Agreement nor the sale, issuance, execution or delivery by Tarpon of the Underwritten Securities or Warrants will violate Regulation T, U or X of the Federal Reserve Board; and

                  (10) nothing has come to the attention of Company's counsel that causes such counsel to believe that the Registration Statement as of the effective date and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no statement with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

            At each Option Closing Date, if any, the Representative shall have received the favorable opinion of Honigman Miller Schwartz and Cohn LLP, counsel to the Company, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to Representative's Counsel confirming as of the Option Closing Date the opinions made by such counsel in its opinion delivered on the Closing Date.

            "Actual Knowledge" of Company's counsel means the actual conscious awareness of all attorneys actively involved in assisting Tarpon in the preparation of the Registration Statement, who shall be named in the opinion.

            (d) On and as of the Closing Date and each Option Closing Date, if any, (i) there shall have been no material adverse change in the condition, financial or otherwise, prospects, or the business of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition was set forth in the Registration Statement and Prospectus; (ii) there shall not have been any transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus that is materially adverse to the Company; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness of the Company, except as disclosed in the Registration Statement and Prospectus; (iv) since the latest date set forth in the Registration Statement, the Company shall not have issued any securities (other than the Underwritten Securities and Warrants) or declared or paid any dividend or made any distribution with respect to its capital stock of any class and there has not been any change in the capital stock or any change in the debt (long or short term), or liabilities or obligations of the Company (contingent or otherwise), except in the ordinary course of business; or except as disclosed in the Registration Statement and Prospectus and except as the same are settled with an application of proceeds which is in accordance with the Use of Proceeds in the Registration Statement;
(v) no assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (vi) no action, suit or proceeding, at law or in equity, shall have been pending or overtly threatened against the Company, or affecting any of its properties or business before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to materially adversely affect the condition, financial or otherwise, results of operations, business or prospects of the Company, except as set forth in the Registration Statement and Prospectus; and (vii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or overtly threatened by the Commission or any state regulatory authority.

            (e) At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of Tarpon signed by the chief executive officer and by the chief financial or chief accounting officer of Tarpon, dated the Closing Date or Option Closing Date, as the case may be, to the effect that such person has reviewed the Registration Statement, the Prospectus and this Agreement, and that:

                  (1) The representations and warranties of the Company contained in this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Option Closing Date, as the case may be;

                  (2) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to each such person's knowledge, are contemplated or threatened under the Securities Act;

                  (3) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement or Prospectus, nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (4) Subsequent to the latest dates as of which information is given in the Registration Statement and the Prospectus through the Closing Date or the Option Closing Date, as the case may be: (A) the Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, except as disclosed in the Prospectus; (B) the Company has not paid or declared any dividends or other distributions on its capital stock, except as disclosed in the Prospectus; (C) the Company has not entered into any transactions not in the ordinary course of business, except as disclosed in the Prospectus; (D) there has not been any change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business or in connection with carrying out the Offering) of the Company, except as disclosed in the Prospectus; (E) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (F) there is no litigation that is pending or, to the Company's knowledge, threatened (or circumstances giving rise to same) against the Company or any affiliated party of any of the foregoing that is required to be set forth in an amended or supplemented Prospectus that has not been set forth; and (G) there has occurred no other event required to be set forth in an amended or supplemented Registration Statement or Prospectus.

            (f) On or prior to the date hereof, the Underwriters shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement

            (g) At the time this Agreement is executed, the Representative shall have received a letter, dated such date, addressed to the Representative in form and substance satisfactory (including the nature of the changes or decreases, if any, referred to in clauses (3) (B) and (C) below, in all respects to the Representative and Representative's counsel, from Grant Thornton, LLP:

                  (1) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable Regulations;

                  (2) stating that it is their opinion that the financial statements of the Company audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations thereunder;

                  (3) stating that, on the basis of procedures, but not an audit in accordance with G.A.A.S., which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of meetings and actions of the shareholders, the Board of Directors and the Audit Committee of the Board of Directors of the Company, inquiries of officers and other employees of the Company responsible for financial and accounting matters, nothing has come to their attention which would lead them to believe that: (A) the unaudited financial statements contained in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations or that any material modifications should be made to the unaudited interim financial statements for them to be in conformity with generally accepted accounting principles; or (B) at a specified date not more than five days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the shareholders' equity or net current assets or net assets of the Company as compared with amounts shown in the September 30, 2004 balance sheet included in the Registration Statement, other than as set forth in the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease; and (C) the sales by EWCO, Steelbank and Haines Road for the period October 1, 2004 to December 31, 2004 provided by the Company are inaccurate to any material extent other than as set forth in the Registration Statement; and

                  (4) stating that they have compared specific dollar amounts, percentages of revenues and losses, and other financial information pertaining to the Company set forth in the sections of the Prospectus set forth below, (in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, of the Company and excluding any questions requiring an interpretation by legal counsel), with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement: (A) Prospectus Summary; Capitalization; Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations; Business - Steel, and Financial Information About Geographic Areas; and (B) Management and Related Party Transactions insofar as the numerical information contained therein is also contained in the financial statements in the Registration Statement.

            (h) At the Closing Date and each Option Closing Date, if any, the Representative shall have received from Grant Thornton, LLP a letter dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that it reaffirms that statements made in the letters furnished pursuant to
Section 6(g) hereof, except that the specified date referred to therein shall be a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Regulations, to the further effect that they have carried out procedures as specified in clause (4) of Section 6(g) with respect to certain amounts, percentages and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (4).

            (i) On each of the Closing Date and the Option Closing Date, if any, there shall have been duly tendered to, or at the direction of, the Representative the appropriate number of Underwritten Securities.

            (j) No order suspending the sale of the Securities in any jurisdiction designated by the Underwriters shall have been issued on the Closing Date or the Option Closing Date, if any, and no proceedings for that purpose shall have been instituted.

            (k) On or before the Closing Date, the Company shall have executed and delivered to the Representative, (i) the Warrant Agreement substantially in the form filed as Exhibit 1.2 to the Registration Statement and (ii) the Warrants in such denominations and to such designee as shall have been provided by the Representative to the Company.

            (l) On or before the Closing Date, the Underwritten Securities and Warrant Shares shall have been duly approved for inclusion on the Nasdaq SmallCap Market, subject to official notice of issuance.

            (m) On or before the Closing Date, there shall have been delivered to the Representative, Lock-up Agreements from the Lock-Up Parties.

            (n) Trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market at any time after the date hereof.

            (o) Prior to the Closing Date, the Representative shall have received from the Company a reasonably detailed budget covering the period from the Closing Date to December 31, 2005 together with financial statements of the Company prepared in sufficient detail so as to allow comparison to the budget.

            (p) On the Closing Date, the following matters shall have occurred with respect to transactions related to the February, March and April 2004 note financings, EWCO, Steelbank and Haines Road, as such terms are used in the Registration Statement and Prospectus:

                  (1) (A) The closing of the acquisition of Haines Road in accordance with the agreements filed as Exhibits to this Registration Statement (the "Haines Road Agreements") shall have taken place in escrow subject to an escrow agreement acceptable to the Representative and its counsel, providing that the only action required to release escrow is that the payments at closing described in the Haines Road Agreements to be made at its closing shall be made not later than one (1) business day after the Closing Date, and (B) a closing of the working capital loan for the Haines Road business shall have taken place in escrow subject to an escrow agreement acceptable to the Representative and its counsel providing that the only action to release the loan documents and to provide funding thereunder is the release of the Haines Road escrow described in
(A) above.

                  (2) The Company shall have received formal written commitments for the financing required for the purchase of the Haines Road inventory and real property.

                  (3) The Company shall pay in full principal, interest and other charges, if any, of the notes issued in the February, March and April 2004 note financings out of the proceeds of the Offering.

                  (4) The Company shall pay all sums due at the Closing Date under notes issued in connection with the acquisition of Steelbank out of the proceeds of the Offering.

                  (5) The Company shall pay all sums due at the Closing Date under notes issued in connection with the acquisition of EWCO out of the proceeds of the Offering.

                  (6) No former owner of Steelbank or EWCO has commenced any action, or has threatened to commence any action, related to notes received by them or related to rescission of any such transactions.

                  (7) With respect to Option Closing Dates only, nothing has occurred on any Option Closing Date which indicates that a condition above, which was satisfied as of the Closing Date, may in fact, not be satisfied.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the

Representative and its counsel. If any condition to the Representative's obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Option Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement or, if the Representative so elects, it may waive any such condition(s) that have not been fulfilled or extend the time for their fulfillment.

      7. Indemnification.

            (a) The Company agrees to indemnify and hold harmless the Representative, the Underwriters (for purposes of this Section 7, "Underwriters" shall include the officers, directors, members, stockholders and employees of the Underwriters), and each person, if any, who controls the Underwriters ("controlling person") within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, and their counsel from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, suits and litigation with respect thereto), whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any action, suit, proceeding or litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which any Underwriter or any such controlling person may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Underwritten Securities; or
(iii) in any application or other document or written communication (in this Section 7 collectively called an "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Underwritten Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, The Nasdaq Stock Market or any other securities exchange; or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus and Prospectus, in the light of the circumstances under which they were made), unless such statement or omission was made in reliance upon and in conformity solely with the Underwriters' Information and; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus or the Prospectus, the indemnification provided for herein shall not apply to any loss, liability, claim, damage or expense to the extent the same results from the sale of Underwritten Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, or in the case of an untrue statement or omission or alleged untrue statement or omission in the Prospectus, a copy of the amended Prospectus or supplement thereto, if the Company has previously furnished sufficient copies thereof, based upon the number of copies requested by the Representative, to the Representative a reasonable time in advance and the claim, damage or expense of such person results from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in a Preliminary Prospectus or Prospectus that was corrected in the Prospectus or amendment or supplement thereto.

            (b) The Underwriters agree to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each other person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and their officers, employees and counsel, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, the Underwriters' Information.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim with respect thereto is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from: any liability that it may have under Section 7(a) or (b) hereof unless and to the extent that it has been prejudiced in any material respect by such failure or from the forfeiture of substantial rights and defenses. In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel selected by the indemnified parties shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            (d) The indemnity agreements in Section 7(a) and Section 7(b) shall be in addition to any liability that the Company, the Representative or the Underwriters may have at common law or otherwise. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent unless a complete release is obtained; provided, however, that such consent shall not be unreasonably withheld or delayed.

            (e) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation with respect thereto) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Underwritten Securities; or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by of the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses other than the Representative's expenses) bear to the total underwriting discounts received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions, suits, proceedings or litigation with respect thereto) referred to above in this
Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, claim, suit, proceeding or litigation. Notwithstanding the provisions of this Section 7(e), an Underwriter shall not be required to contribute any amount in excess of the underwriting discounts applicable to the Underwritten Securities purchased by the Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this Section 7(e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party with respect to which a claim for contribution may be made against another party or parties under this Section 7(e), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Section 7(e) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

      8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company delivered pursuant hereto, shall be deemed to be representations, warranties and agreements at the Closing Date and the Option Closing Dates, as the case may be, and such representations, warranties and agreements of the Company, as the case may be, and the respective indemnity agreements contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Representative, the Underwriters, the Company, any controlling person of the Representative, the Underwriters or the Company, and shall survive termination of this Agreement or the issuance and delivery of the Underwritten Securities and Warrants to the Underwriters; provided, however, that the representations and warranties contained in this Agreement or in any certificates of the Company's officers shall survive only until the third (3rd) anniversary of the Closing Date, and claims thereunder must be made, if at all, by such date.

      9. Effective Date. This Agreement shall become effective at 10:00 a.m., New York City time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as the Representative, in its sole discretion, shall release the Underwritten Securities for the sale to the public; provided, however, that the provisions of this Section 9 and Sections 5, 7 and 10 of this Agreement shall, at all times be effective subject to their respective terms. For purposes of this Section 9, the Underwritten Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Representative of electronic communications (facsimile or e-mail) to securities dealers releasing such shares for offering or the release by the Representative for publication of the first newspaper advertisement that is subsequently published relating to the Underwritten Securities.

      10. Termination.

            (a) This agreement may be terminated with respect to the Firm Securities or Option Securities, if any, by the Representative by notice to the Company given prior to the Closing Date or the relevant Option Closing Date, respectively, in the event that all conditions set forth in Section 6 have not been satisfied or the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (after a reasonable opportunity to cure) at or prior thereto; and, in addition, if after the execution and delivery of this Agreement and at or prior to the Closing Date or such Option Closing Date, respectively:

                  (1) the Company sustains a loss by reason of explosion, fire, flood, accident or other calamity, which, in the opinion of the Representative, substantially affects the value of the properties of the Company or which materially interferes with the operation of the business of the Company regardless of whether such loss shall have been insured; there shall have been a material adverse change (including, without limitation, a change in management (other than the appointment of a chief executive officer, a chief operating officer, or both, of Tarpon who are reasonably acceptable to the Representative) or control of the Company), in the business, operations, condition, financial or otherwise, prospects, shareholders' equity, properties, business or results of operations of the Company, except in each case as described in or contemplated by the Prospectus

(exclusive of any amendment or supplement thereto); or Mr. Peter Farquhar shall have suffered any injury or disability of a nature that could materially adversely affect his ability to function as the President and Chief Executive Officer of the Company, or has ceased to act as such, unless his positions have been filled in the manner as set forth above;

                  (2) any action, suit or proceeding shall be overtly threatened, instituted or pending, at law or in equity, against the Company or any of its directors or executive officers, by any person or by any federal, state or other governmental or regulatory commission, board or agency that could reasonably be expected to have a Material Adverse Effect on the Company;

                  (3) trading in the Common Stock shall have been suspended by the Commission or The Nasdaq Stock Market or trading in securities generally on the New York Stock Exchange, American Stock Exchange or the over-the-counter market shall have been suspended or minimum or maximum prices shall have been established on either such exchange or quotation system;

                  (4) a moratorium on banking activities shall have been declared by New York State or United States authorities; or

                  (5) there shall have been (A) an outbreak of hostilities between the United States and any foreign power (or, in the case of any ongoing hostilities, a material escalation thereof); (B) an outbreak of any other insurrection or armed conflict involving the United States, or a terrorist attack in the United States; or (C) any other calamity or crisis or material change in financial, political or economic conditions, having an effect on the financial markets that, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Underwritten Securities as contemplated by the Registration Statement, as amended.

            (b) If this Agreement is terminated by the Representative in accordance with the provisions of Section 10(a) or Section 11 hereof, or if this Agreement shall not be carried out by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied after a reasonable cure period (including, without limitation, pursuant to Section 6, Section 10(a) or Section 11 hereof), the Company shall promptly reimburse and indemnify the Representative for all of its reasonable actual out-of-pocket expenses, including the fees and disbursements of Representative's counsel (less amounts previously paid pursuant to Section 5(c) above). Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 10(a) and 11 hereof), and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

      11. Default by the Company. If the Company shall fail at the Closing Date or any Option Closing Date, as applicable, to sell and deliver the number of Underwritten Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Option Securities to be purchased on an Option Closing Date, the Representative may at its option, by notice from the Representative to the Company, terminate the Representative's obligation to purchase Option Securities from the Company on such date) without any liability on the part of the non-defaulting party other than pursuant to
Section 5, Section 7 and Section 10 hereof. No action taken pursuant to this
Section 11 shall relieve the Company from liability, if any, with respect to such default.

      12. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile or recognized courier to a party and its counsel indicated below. Notices to the Representative shall be directed to it at Joseph Gunnar & Co., LLC, 30 Broad Street, 11th Floor, New York, New York 10004, Attention: Stephan A. Stein, with a copy to Stuart M. Sieger, Esq., Ruskin Moscou Faltischek, P.C., 190 EAB Plaza, East Tower, 15th Floor, Uniondale, NY 11556. Notices to the Company shall be directed to the Company at 2420 Wills Street, Marysville, Michigan 48040, Attention: Chief Executive Officer, with a copy to Robert J. Krueger, Honigman Miller Schwartz and Cohn LLP, 660 Woodward Avenue, Suite, 2290, First National Building, Detroit, MI 48226-3506.

      13. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Representative, the Underwriters, the Company and the controlling persons, directors, officers, and other persons referred to in
Section 7 hereof, and their respective successors, legal representatives and permitted assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or with respect to or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by a party without the prior written consent of the other party.

      14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of law principles. Any action hereunder shall be brought exclusively in the courts sitting in the City, County and State of New York. The party prevailing in any proceeding shall be entitled to recover its reasonable legal fees and expenses from the parties not prevailing.

      15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

      16. Entire Agreement; Amendments. This Agreement and the Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior and/or contemporaneous written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed on behalf of the Representative and the Company.

            If the foregoing correctly sets forth the understanding between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us in accordance with its terms..

                                       Very truly yours,

                                       TARPON INDUSTRIES, INC.

                                       By: ________________________
                                       Name: Peter Farquhar
                                       Title: President and CEO

Confirmed and accepted as of
the date first above written:

JOSEPH GUNNAR & CO., LLC

By: ________________________
     Name: Stephan A. Stein
     Title: A Member

                                   SCHEDULE A

                                               Number of Firm
                                              Securities to be
Name of Underwriter                              Purchased
-------------------                           ----------------
Joseph Gunnar & Co., LLC                          [       ]

__________________________                        [       ]

__________________________                        [       ]